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                                                                     EXHIBIT 3.4

         Section 11. Nominations and Elections of Directors.

                     (a) Nominations for the election of directors shall be made by a nominating committee of the Board of Directors if then constituted pursuant to these Bylaws, or if no nominating committee has been constituted, by the Board of Directors. Any shareholder who desires that such committee or the Board of Directors consider any person for nomination by the Board of Directors as a candidate for election to the Board of Directors may send a written notice to the Secretary of the corporation, at the Corporation's principal executive offices, that identifies such proposed nominee or nominees and contains the information set forth below in clauses (i) through (vi) this Subsection 11(a). In addition, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an annual meeting of shareholders, but only if written notice of such shareholder's intent to make such nomination or nominations has been received by the Secretary of the corporation not less than sixty (60) nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting of shareholders. In the event that the date of the annual meeting of shareholders is advanced or delayed by more than thirty (30) days from such anniversary, notice by the shareholder to be timely must be received by the Secretary of the corporation not earlier than the seventy-fifth (75th) day prior to such annual meeting and not later than the close of business on the later of the forty-fifth (45th) day prior to such annual meeting or the tenth (10th) day following the day on which notice of the changed date of the annual meeting was mailed or public disclosure thereof was made by the corporation, whichever first occurs. Each such notice by a shareholder shall set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated;
(ii) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder or any person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such shareholder (an "Affiliate" of such shareholder) and each nominee and any other person or persons (naming such person or persons) relating to the nomination or nominations; (iv) the class, series and number of shares of the corporation that are owned by such shareholder and the person to be nominated as of the date of such shareholder's notice and by any other shareholders known by such shareholder to be supporting such nominees as of the date of such shareholder's notice; (v) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission for a meeting of shareholders at which directors are to be elected; and (vi) the written consent of each nominee to serve as a director of the corporation if so elected. Any shareholder who desires to nominate one or more persons for election as directors at an annual meeting of shareholders also shall comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, with respect to the matters set forth in this Section 11.

                     (b) In addition, in the event the corporation calls a special meeting of shareholders for the purpose of electing one or more directors, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a special meeting only if written notice of such shareholder's intent to make such nomination or nominations, setting forth the information and complying with the form described in the immediately preceding paragraph, has been received by the Secretary of the corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of (i) the sixtieth (60th) day prior to such special meeting or (ii) the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure thereof was made by the corporation, whichever comes first.


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The shareholder also shall comply with all applicable requirements of the
Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth in this Section 2.11.

                     (c) No person who is proposed to be nominated by a shareholder at an annual shareholders meeting or a special meeting of shareholders called by the corporation for purposes of electing directors, shall be eligible for election as a director of the corporation at such meeting unless nominated in accordance with the applicable procedures set forth in this Section
2.11. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 2.11, and if he or she should so determine, the defective nomination shall be disregarded.

         Section 12. Proposals of Shareholders.

                     (a) At any meeting of the shareholders, only such business shall be conducted as shall have been properly brought before such meeting. To be brought properly before an annual meeting of shareholders, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors or the chairman of the meeting, or otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be received no less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting of shareholders; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than thirty (30) days from such anniversary, notice by the shareholder, to be timely, must be received not earlier than the ninetieth day prior to the changed date of the annual meeting of shareholders and not later than the close of business on the later of the forty-fifth (45th) day prior to such changed date of the annual meeting or the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure thereof was made, whichever first occurs. Each such notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting of shareholders: (i) a brief description of the business desired to be brought before the annual meeting of shareholders and the reasons for conducting such business at such meeting, (ii) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (iii) the class, series, and number of shares of the corporation that are beneficially owned by the shareholder, and (iv) any material interest of the shareholder or any Affiliate of the shareholder in such business. The shareholder also shall comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth in this Section 12.

                     (b) To be properly brought before a special meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or the chairman of the meeting. No other business may be brought before a special meeting by shareholders.

                     (c) No business shall be conducted at any meeting of the shareholders except in accordance with the procedures set forth in this Section
12. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 12, and if he or she should so determine, any such business not properly brought before the meeting shall not be transacted. Nothing herein shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or any successor provision.


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